Exhibit 99.1

Sequential Brands Group Announces Third Quarter 2019 Results

NEW YORK, November 08, 2019 (GLOBE NEWSWIRE) -- Sequential Brands Group, Inc. (“Sequential” or the “Company”) (Nasdaq:SQBG) today announced financial results for the third quarter ended September 30, 2019.

“We feel great about the progress we’ve made to lay the groundwork for 2020, as we transition to a nimbler, leaner, higher margin operation. We have strong brands spanning across the lifestyle and active categories with the financial flexibility to execute against our long-term strategy,” said Sequential’s Chairman Bill Sweedler.

Third Quarter 2019 Results from Continuing Operations:

Total revenue from continuing operations for the third quarter ended September 30, 2019 was $25.4 million, compared to $29.5 million in the prior year quarter. On a GAAP basis, net loss from continuing operations for the third quarter 2019 was $(18.4) million or $(0.28) per diluted share compared to net loss from continuing operations for the third quarter 2018 of $(10.5) million or $(0.16) per diluted share.  Included in the net loss from continuing operations for the third quarter 2019 were non-cash impairment charges of $33.1 million for indefinite-lived intangible assets related to the trademarks for the Jessica Simpson and Joe’s brands.  Non-GAAP net loss from continuing operations for the third quarter 2019 was $(0.9) million, or $(0.02) per diluted share, compared to non-GAAP net loss from continuing operations of $(0.3) million, or $0.00 per diluted share, in the third quarter 2018. See Non-GAAP Financial Measure Reconciliation tables below for a reconciliation of GAAP to non-GAAP measures.  Adjusted EBITDA from continuing operations (defined under “Non-GAAP Financial Measures” below) for the third quarter of 2019 was $13.2 million, compared to $15.1 million in the prior year quarter.

Year-to-Date 2019 Results from Continuing Operations:

Total revenue from continuing operations for the nine months ended September 30, 2019 was $77.3 million, compared to $92.0 million in the prior year period. On a GAAP basis, net loss from continuing operations for the nine months ended September 30, 2019 was $(26.4) million or $(0.41) per diluted share compared to a net loss from continuing operations for the nine months ended September 30, 2018 of $(11.8) million or $(0.19) per diluted share.  Non-GAAP net loss from continuing operations for the nine months ended September 30, 2019 was $(7.7) million, or $(0.11) per diluted share, compared to non-GAAP net income from continuing operations of $5.7 million, or $0.09 per diluted share, in the prior year period. Adjusted EBITDA from continuing operations for the nine months ended September 30, 2019 was $37.7 million, compared to $52.1 million in the prior year period.

Discontinued Operations:

On June 10, 2019, Sequential completed its previously announced sale of 100% of the issued and outstanding equity interests of Martha Stewart Living Omnimedia, Inc. (“MSLO”), a Delaware corporation and a wholly-owned subsidiary of Sequential, for approximately $166 million in cash consideration at closing, plus additional amounts in respect of pre-closing accounts receivable that are received after the closing, subject to certain adjustments, to Marquee Brands LLC.  The sale was made pursuant to the equity purchase agreement (“Purchase Agreement”) entered into on April 16, 2019.  In addition, the Purchase Agreement provides for an earnout of up to $40 million if certain performance targets are achieved during each of the three calendar years ending December 31, 2020, December 31, 2021 and December 31, 2022.

Sequential’s after-tax net loss from discontinued operations was $(0.3) million and $(122.2) million for the three and nine months ended September 30, 2019, respectively.

Exploration of Strategic Alternatives:

Regarding the Company’s recent announcement on its exploration of strategic alternatives, the Company has been contacted by several interested parties, and the process is moving forward as planned. At the same time, as previously announced and as of the date of this release, we continue to evaluate potential acquisitions that fit well in our brand portfolio and would be both de-levering and accretive.

The Company has not set a timetable for the conclusion of its review of strategic alternatives and does not expect to comment further or update the market with any additional information on this matter, including as to whether any interest from third parties is continuing or has terminated, unless and until the Board of Directors has approved a specific transaction or otherwise deems disclosure necessary or appropriate. There is no certainty that the review of strategic alternatives, including such inbound interest in the Company’s brands, will result in the Company pursuing a particular transaction or completing any such transaction.

Investor Call and Webcast:

Management will provide further commentary today, November 8, 2019, on the Company’s financial results and financial update via a conference call and webcast beginning at approximately 8:30 am ET. To join the conference call, please dial (877) 407-9208 or visit the investor relations page on the Company’s website www.sequentialbrandsgroup.com. A replay of the conference call is available on the Company’s website.

Non-GAAP Financial Measures:

This press release contains historical and projected measures of Adjusted EBITDA from continuing operations, non-GAAP net (loss) income from continuing operations and non-GAAP (loss) earnings per diluted share from continuing operations. The Company defines Adjusted EBITDA from continuing operations as net loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding benefit from income taxes, interest income or expense, non-cash compensation, depreciation and amortization, deal advisory costs, debt refinancing costs, non-cash mark-to-market adjustments to equity securities, loss on sale of assets, non-cash impairment of trademarks, non-cash mark-to-market adjustments on interest rate swaps, other non-cash items and severance. Non-GAAP net (loss) income and non-GAAP (loss) earnings per share from continuing operations are non-GAAP financial measures which represent net loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding deal advisory costs, non-cash mark-to-market adjustments to stock-based compensation provided to non-employees, write-off of deferred financing costs, debt refinancing costs, non-cash mark-to-market adjustments to equity securities, loss on sale of assets, non-cash impairment of trademarks, non-cash mark-to-market adjustments on interest rate swaps, other non-cash items and adjustments to taxes. These non-GAAP metrics are an alternative to the information calculated under U.S. generally accepted accounting principles (“GAAP”), as provided in the reports the Company files with the Securities and Exchange Commission, may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to GAAP. Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We consider these measures to be useful measures of our ongoing financial performance because they adjust for certain costs and other events that the Company believes are not representative of its core licensing business. See below for a reconciliation of these non-GAAP metrics to the most directly comparable GAAP measure.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (Nasdaq:SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the active and fashion categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world. For more information, please visit Sequential’s website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. The Company's actual results or actual events could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning estimates of GAAP net income, non-GAAP net income, Adjusted EBITDA, revenue (including guaranteed minimum royalties), and margins, guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "forecasts," "projects," "aims," "targets," "may," "will," "should," "can," "future," "seek," "could," "predict," the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission (the "SEC"); (ii) general economic, market or business conditions; (iii) the Company's ability to identify suitable targets for acquisitions and to obtain financing for such acquisitions on commercially reasonable terms; (iv) the Company's ability to timely achieve the anticipated results of recent acquisitions and any potential future acquisitions; (v) the Company's ability to successfully integrate acquisitions into its ongoing business; (vi) the potential impact of the consummation of recent acquisitions or any potential future acquisitions on the Company's relationships, including with employees, licensees, customers and competitors; (vii) the Company's ability to achieve and/or manage growth and to meet target metrics associated with such growth; (viii) the Company's ability to successfully attract new brands and to identify suitable licensees for its existing and newly acquired brands; (ix) the Company's substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company's future cash flows, results of operations and financial condition and decrease its operating flexibility; (x) the Company's ability to achieve its guidance; (xi) continued market acceptance of the Company's brands; (xii) changes in the Company's competitive position or competitive actions by other companies; (xiii) licensees' ability to fulfill their financial obligations to the Company; (xiv) concentrations of the Company's licensing revenues with a limited number of licensees and retail partners; (xv) risks related to the effects of the sale of the Martha Stewart brand; (xvi) uncertainties related to the timing, proposals or decisions arising from the Company’s strategic review, including the divestiture of one or more existing brands; (xvii) uncertainties related to the Company’s leadership changes; and (xviii) other circumstances beyond the Company's control. Refer to the section entitled "Risk Factors" set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect the Company's business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is not under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. Readers should understand that it is not possible to predict or identify all risks and uncertainties to which the Company may be subject. Consequently, readers should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

For Media and Investor Relations inquiries, contact:

Sequential Brands Group, Inc.

Katherine Nash
T: +1 512-757-2566
E: knash@sbg-ny.com

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2019	2018
	(Unaudited)
Assets
Current Assets:
Cash	$3,097	$14,106
Restricted cash	2,039	2,032
Accounts receivable, net	41,409	49,600
Prepaid expenses and other current assets	5,456	3,981
Current assets held for disposition from discontinued operations	9,218	23,845
Total current assets	61,219	93,564

Property and equipment, net	7,294	8,391
Intangible assets, net	600,394	634,827
Right-of-use assets - operating leases	48,237	-
Other assets	9,713	11,222
Long-term assets held for disposition from discontinued operations	-	330,664
Total assets	$726,857	$1,078,668

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$11,277	$11,600
Current portion of long-term debt	21,000	28,300
Current portion of deferred revenue	7,629	8,172
Current portion of lease liabilities - operating leases	2,869	-
Current liabilities held for disposition from discontinued operations	3,731	15,450
Total current liabilities	46,506	63,522

Long-term debt, net of current portion	418,081	582,487
Long-term deferred revenue, net of current portion	5,509	8,224
Deferred income taxes	15,438	32,064
Lease liabilities - operating leases	52,285	-
Other long-term liabilities	5,567	9,160
Long-term liabilities held for disposition from discontinued operations	-	38,567
Total liabilities	543,386	734,024

Equity:
Preferred stock	-	-
Common stock	668	657
Additional paid-in capital	514,072	513,764
Accumulated other comprehensive loss	(4,640)	(1,554)
Accumulated deficit	(383,347)	(234,723)
Treasury stock	(3,350)	(4,226)
Total Sequential Brands Group, Inc. and Subsidiaries stockholders’ equity	123,403	273,918
Noncontrolling interests	60,068	70,726
Total equity	183,471	344,644
Total liabilities and equity	$726,857	$1,078,668

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net revenue	$25,392	$29,455	$77,331	$92,044
Operating expenses	12,247	15,414	41,700	41,979
Impairment charges	33,109	17,899	33,109	17,899
Loss on sale of assets	-	-	-	7,117
(Loss) income from operations	(19,964)	(3,858)	2,522	25,049
Other expense (income)	843	(31)	1,270	(135)
Interest expense, net	13,048	13,862	40,794	41,609
Loss from continuing operations before income taxes	(33,855)	(17,689)	(39,542)	(16,425)
Benefit from income taxes	(6,035)	(8,808)	(6,655)	(9,289)
Loss from continuing operations	(27,820)	(8,881)	(32,887)	(7,136)
Net loss (income) attributable to noncontrolling interest from continuing operations	9,449	(1,581)	6,455	(4,643)
Loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries	(18,371)	(10,462)	(26,432)	(11,779)
(Loss) income from discontinued operations, net of income taxes	(309)	847	(122,192)	3,487
Net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(18,680)	$(9,615)	$(148,624)	$(8,292)

Continuing operations:
Loss per share - basic and diluted	$(0.28)	$(0.16)	$(0.41)	$(0.19)

Discontinued operations:
(Loss) earnings per share - basic	$(0.00)	$0.01	$(1.89)	$0.05
(Loss) earnings per share - diluted	$(0.00)	$0.01	$(1.89)	$0.05

Loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic and diluted	$(0.29)	$(0.15)	$(2.30)	$(0.13)

Weighted-average common shares outstanding:
Basic	64,952,093	63,911,481	64,622,332	63,578,121
Diluted	64,952,093	64,270,995	64,622,332	64,622,891

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash Provided By Operating Activities	$4,698	$20,110
Cash Provided By Investing Activities	165,736	93
Cash Used In Financing Activities	(181,436)	(26,557)

Net Decrease In Cash and Restricted Cash	(11,002)	(6,354)
Balance — Beginning of period	16,138	20,433
Balance — End of period	$5,136	$14,079

Non-GAAP Financial Measure Reconciliation

(in thousands, except earnings per share data)

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of GAAP net loss to non-GAAP net (loss) income from continuing operations:
GAAP net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(18,680)	$(9,615)	$(148,624)	$(8,292)
Discontinued operations, net of tax	(309)	847	(122,192)	3,487
Loss from continuing operations	(18,371)	(10,462)	(26,432)	(11,779)

Adjustments:
Deal advisory costs (a)	255	317	1,535	1,087
Non-cash mark-to-market adjustments to stock-based compensation (b)	-	(105)	-	(31)
Write off of deferred financing costs (c)	-	148		148
Debt refinancing costs (d)	35	758	37	1,131
Non-cash mark-to-market adjustments to equity securities (e)	414	-	85	-
Loss on sale of assets (f)	-	-	-	6,402
Non-cash impairment of trademarks, net (g)	22,430	17,899	22,430	17,899
Non-cash mark-to-market adjustments on interest rate swaps (h)	405	-	1,276	-
Other non-cash items (i)	-	-	-	88
Adjustment to taxes (j)	(6,035)	(8,808)	(6,655)	(9,289)
Total non-GAAP adjustments	17,504	10,209	18,708	17,435
Non-GAAP net (loss) income from continuing operations (1)	$(867)	$(253)	$(7,724)	$5,656
Non-GAAP weighted-average diluted shares (k)	64,991	64,271	65,128	64,623

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of GAAP Diluted EPS to non-GAAP Diluted EPS from continuing operations:
GAAP loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries	$(0.29)	$(0.15)	$(2.28)	$(0.13)
GAAP (loss) earnings per share from discontinued operations	(0.00)	0.01	(1.88)	0.05
GAAP loss per share from continuing operations	$(0.29)	$(0.16)	$(0.40)	$(0.18)

Adjustments:
Deal advisory costs (a)	0.00	0.00	0.02	0.01
Non-cash mark-to-market adjustments to stock-based compensation (b)	-	(0.00)	-	(0.00)
Write off of deferred financing costs (c)	-	0.00	-	0.00
Debt refinancing costs (d)	0.00	0.01	0.00	0.02
Non-cash mark-to-market adjustments to equity securities (e)	0.01	-	0.00	-
Loss on sale of assets (f)	-	-	-	0.10
Non-cash impairment of trademarks, net (g)	0.34	0.28	0.35	0.28
Non-cash mark-to-market adjustments on interest rate swaps (h)	0.01	-	0.02	-
Other non-cash items (i)	-	-	-	0.00
Adjustment to taxes (j)	(0.09)	(0.13)	(0.10)	(0.14)
Total non-GAAP adjustments	0.27	0.16	$0.29	$0.27
Non-GAAP (loss) earnings per share from continuing operations (1)	$(0.02)	$0.00	$(0.11)	$0.09

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of GAAP net loss to Adjusted EBITDA from continuing operations:
GAAP net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(18,680)	$(9,615)	$(148,624)	$(8,292)
Discontinued operations, net of tax	(309)	847	(122,192)	3,487
Loss from continuing operations	(18,371)	(10,462)	(26,432)	(11,779)

Adjustments:
Benefit from income taxes	(6,035)	(8,808)	(6,655)	(9,289)
Interest expense, net	13,048	13,862	40,794	41,609
Non-cash compensation	150	739	1,259	2,613
Depreciation and amortization	823	592	2,585	1,817
Deal advisory costs (a)	255	317	1,535	1,087
Debt refinancing costs (d)	35	758	37	1,131
Non-cash mark-to-market adjustments to equity securities (e)	414	-	85	-
Loss on sale of assets (f)	-	-	-	6,402
Non-cash impairment of trademarks, net (g)	22,430	17,899	22,430	17,899
Non-cash mark-to-market adjustments on interest rate swaps (h)	405	-	1,276	-
Other non-cash items (i)	-	-	-	88
Severance (l)	14	175	834	558
Total Adjustments	31,539	25,534	64,180	63,915
Adjusted EBITDA from continuing operations (2)	$13,168	$15,072	$37,748	$52,136

(1)

Non-GAAP net (loss) income from continuing operations and non-GAAP earnings per share from continuing operations are non-GAAP financial measures which represent net loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding deal advisory costs, non-cash mark-to-market adjustments to stock-based compensation provided to non-employees, write-off of deferred financing costs, debt refinancing costs, non-cash mark-to-market adjustments on equity securities, loss on sale of assets, non-cash impairment of trademarks, non-cash mark-to-market adjustments on interest rate swaps, other non-cash items and adjustment to taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of continuing operations. Management believes that these non-GAAP measures are useful measures of ongoing financial performance because they adjust for certain costs and other events that the Company believes are not representative of its core licensing business.

(2)

Adjusted EBITDA from continuing operations is defined as net loss from continuing operations attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding benefit from income taxes, interest income or expense, non-cash compensation, depreciation and amortization, deal advisory costs, debt refinancing costs, non-cash mark-to-market adjustments on equity securities, loss on sale of assets, non-cash impairment of trademarks, non-cash mark-to-market adjustments on interest rate swaps,  other non-cash items and severance. Management uses Adjusted EBITDA from continuing operations as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of continuing operations.

(a)	Represents deal advisory costs including legal, financial and accounting services that are not representative of the Company's day-to-day licensing business.
(b)

Represents the non-cash mark-to-market adjustments to stock-based compensation provided to non-employees in 2018.  In 2019, the Company adopted Accounting Standards Update No. 2018-07 “Improvements to Nonemployee Share-Based Payment Accounting” (“ASU 2018-07”) on a modified retrospective basis.  In accordance with ASU 2018-07, the Company recognizes compensation cost for grants to non-employees on a straight-line basis over the service period.

(c)	Represents the write-off of deferred financing costs as a result of the extinguishment treatment of a portion of the Company's refinanced debt facilities.
(d)	Represents expenses for professional fees associated with the Company's refinancing and amending its debt facilities.
(e)	Represents the non-cash mark-to-market adjustments to equity securities.
(f)	Represents the loss on sale of Revo and FUL trademarks completed in in 2018.

(g)	Represents non-cash impairment charges, net of minority interest, related to the Company's indefinite-lived intangible assets for certain brands.
(h)	Represents the non-cash mark-to-market adjustment on interest rate swaps.
(i)	Adjustments to estimated accruals previously recorded in conjunction with acquisitions.
(j)

The Company does not expect to pay material cash income taxes related to continuing operations in 2019 or 2018 as the Company's net operating losses and other tax benefits are expected to reduce any additional tax obligation.

(k)	Represents weighted-average diluted shares the Company reported or would have reported if the Company had GAAP net income in 2019 and 2018.
(l)	Represents costs and adjustments to previously recorded costs associated with employee terminations not representative of the Company’s day-to-day compensation costs.